Exhibit 99.1

BGC Partners Reports Third Quarter 2019 Financial Results

Declares Quarterly Dividend of 14 Cents

Conference Call to Discuss Results Scheduled for 10:00 AM ET Today

NEW YORK, NY – October 24, 2019 - BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners” or “BGC” or the “Company”), a leading global brokerage and financial technology company, today reported its financial results for the quarter ended September 30, 2019.

Select Results Compared to the Year-Earlier Period1

BGC’s consolidated results reflect the continuing operations of BGC and exclude the results of its former subsidiary Newmark Group, Inc. (NASDAQ: NMRK) (“Newmark”), as all the shares of Newmark held by the Company were spun-off to stockholders of BGC on November 30, 2018 (the “Spin-Off” or “Distribution”).2

Highlights of Results from Continuing Operations (USD millions)	3Q19	3Q18	Change
Revenues	$521.1	$455.6	14.4%
GAAP income (loss) from continuing operations before income taxes	8.7	62.6	(86.0)%
GAAP net income (loss) from continuing operations for fully diluted shares	(3.5)	44.7	NMF
Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	87.7	89.5	(2.0)%
Post-tax Adjusted Earnings	77.3	75.4	2.6%
Adjusted EBITDA	84.2	125.3	(32.8)%

Per Share Results from Continuing Operations	3Q19	3Q18	Change
GAAP fully diluted earnings (loss) per share from continuing operations	($0.01)	$0.10	NMF
Post-tax Adjusted Earnings per share	$0.15	$0.15	0.0%

Management Comments

“BGC’s revenues were up 14 percent, driven by strong growth generated across several of our businesses, despite the $9 million foreign exchange headwind with respect to the strengthening U.S. dollar,” said Howard W. Lutnick, Chairman and Chief Executive Officer of BGC. “I am pleased to announce that our board declared a 14 cent qualified dividend for the third quarter. At yesterday’s closing stock price, this translates into a 9.8 percent annualized yield. As we continue to invest in and grow our fully electronic Fenics business,3 hire profitably, and make accretive acquisitions, we expect to deliver strong returns to our investors over time.”

Mr. Lutnick added: “We continue to study restructuring our partnership into a corporation, which would simplify BGC’s organization. We will provide an update on this analysis before the end of the year, although any action we may take will not occur until next year.”

Shaun D. Lynn, President of BGC, said: “Our rates revenues grew by 29 percent, which reflected strong growth from both Fenics as well as our voice/hybrid businesses. BGC’s energy and commodities business

[1]

U.S. Generally Accepted Accounting Principles is referred to as “GAAP”. “GAAP income before income taxes and noncontrolling interests” and “Adjusted Earnings before noncontrolling interests and taxes” may be used interchangeably with “GAAP pre-tax earnings” and “pre-tax Adjusted Earnings”, respectively. See the sections of this document including “Timing of Outlook for Certain GAAP and Non-GAAP Items”, “Non-GAAP Financial Measures”, “Adjusted Earnings Defined”, “Reconciliation of GAAP Income (Loss) from Continuing Operations before Income Taxes to Adjusted Earnings from Continuing Operations and GAAP Fully Diluted EPS from Continuing Operations to Post-Tax Adjusted EPS from Continuing Operations”,  “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings from Continuing Operations”, “Adjusted EBITDA Defined”, “Reconciliation of GAAP Net Income (Loss) from Continuing Operations Available to Common Stockholders to Adjusted EBITDA from Continuing Operations”, and “Liquidity Analysis from Continuing Operations”, including any footnotes to these sections, for the complete and updated definitions of these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and non-GAAP for the periods discussed herein.

[2]	See section titled “Newmark Spin-Off” later in this document for information regarding the Spin-Off and BGC’s continuing operations.
[3]

For the purposes of this document, all of the Company’s fully electronic businesses may be collectively referred to as “Fenics”. Fenics includes revenues from fully electronic brokerage, as well as data, software, and post-trade services.

improved its top line by 25 percent, led by the acquisitions of Poten and Ginga Petroleum and organic growth, partially offset by the sale of CSC Commodities.4

“Our Fenics fully electronic brokerage revenues increased by 12 percent, while our high margin data, software, and post-trade business was up by 11 percent. Fenics overall net revenues increased by 12 percent.

During the quarter, around 20 of our voice/hybrid desks across multiple asset classes globally achieved significant year-on-year electronic revenue growth. We expect to have continued success converting voice/hybrid desks over time as we roll out our new Fenics platform across more products and geographies.

“We are making excellent progress with our new Fenics stand-alone fully electronic offerings including Fenics UST, Lucera, Fenics Global Options, Capitalab’s SGX Nikkei 225 options compression service, and our expanding Fenics FX trading platforms, which includes MidFX, Spot and Options, with Forwards and NDFs launching soon.

“But for the investment costs of our new Fenics stand-alone fully electronic businesses, our pre-tax earnings would have been at least $14 million higher in the third quarter of 2019.5 We expect these businesses to generate strong returns on investment as they increase their revenues and market share. For example, Fenics UST grew from 2 percent of central limit order book trading in September 2018 to 8 percent in September 2019, according to data from Greenwich Associates. We believe that these new stand-alone fully electronic businesses have already created tremendous shareholder value, and that this will become more evident over time.

“We expect Fenics to drive the earnings of the Company going forward as we execute on our plan to convert our voice and hybrid businesses to higher margin fully electronic trading and continue to grow our stand-alone financial technology businesses. Fenics is the growth engine of the Company.”

Dividend Information

On October 22, 2019, BGC Partners’ Board of Directors declared a quarterly qualified cash dividend of $0.14 per share payable on November 26, 2019 to Class A and Class B common stockholders of record as of November 13, 2019. The ex-dividend date will be November 12, 2019.

Discussion of Financial Results

GAAP results and Adjusted EBITDA for the third quarter of 2019 reflect the impact of $28 million in charges recorded as part of “Other expenses”, primarily related to litigation matters with respect to the Company’s recent settlement with the Commodity Futures Trading Commission and the New York Attorney General’s Office. GAAP results and Adjusted EBITDA in the third quarter of 2018 included a non-cash gain of $17.8 million related to a fair value adjustment of an investment held by BGC that was included as part of “Other income (losses), net”. Excluding these GAAP items from both quarters, Adjusted EBITDA for the third quarter of 2019 would have increased by approximately 4 percent year-on-year, while the delta in GAAP pre-tax earnings would have improved by approximately $46 million. Adjusted Earnings results excluded these GAAP items, which is consistent with BGC’s normal practice of excluding items from this calculation that management believes do not best reflect the ordinary results of the Company, including with respect to acquisitions, dispositions, and/or resolutions of litigation, as well as certain non-cash items. The Company’s results were also impacted by the mix of revenues by services and geography.

Online Availability of Investor Presentation and Additional Financial Tables

An investor presentation as well as Excel versions of the tables at the end of this document are available for download at http://ir.bgcpartners.com. The Excel tables and presentation contain the results discussed in this document as well as other useful information that may not be contained herein. Those viewing BGC’s financial results release online should see the link to the tables and presentation near the top of the page at http://ir.bgcpartners.com.

[4]

See press releases titled “BGC Partners Acquires Poten & Partners, a Leading Ship Brokerage and Consulting Company” dated November 16, 2018, and “BGC Partners, Inc. GFI subsidiary expands Asia footprint with acquisition of energy broker Ginga Petroleum” dated March 12, 2019. BGC discontinued consolidating the results of CSC Commodities UK Limited after January 4, 2019 and closed its sale on January 18, 2019.

[5]	In the third quarter of 2018, pre-tax earnings would have been at least $8 million higher but for the investments in new Fenics stand-alone offerings.

Revenues from Continuing Operations

Overall industry volumes tend to be seasonally strongest in the first calendar quarter of the year, sequentially slower in each of the next two quarters, and slowest in the fourth calendar quarter. Overall industry volumes in rates were higher year-on-year during the quarter, while global foreign exchange volumes were generally lower.6

Details of Revenues from Continuing Operations (USD millions)	3Q19	3Q18	Change
Rates revenues	$156.8	$122.0	28.5%
Equities, insurance, and other asset classes revenues	96.6	81.3	18.9%
Foreign exchange revenues	86.5	97.0	(10.8)%
Credit revenues	72.4	67.1	7.9%
Energy and commodities revenues	72.3	58.0	24.8%
Total brokerage revenues	484.6	425.3	13.9%
Data, software, and post-trade revenues	18.4	16.5	11.0%
Interest, fees from related parties, and other revenues	18.2	13.8	31.9%
Total revenues	521.1	455.6	14.4%

Third quarter 2019 revenues would have been approximately $9 million higher, but for the strengthening of the U.S. dollar. This currency headwind was approximately $4 million greater than what the Company had previously guided. Revenues from equities, insurance, and other asset classes increased 19 percent, led by the acquisition of Ed Broking.7

In the table below, the top line for Fenics is broken out from the above “Revenues from Continuing Operations.” Revenues from inter-company data, software, and post-trade are eliminated upon consolidation.

Fenics Revenues from Continuing Operations (USD millions)	3Q19	3Q18	Change
Total fully electronic brokerage revenues	$48.5	$43.4	11.7%
Data, software, and post-trade revenues	18.4	16.5	11.0%
Fenics net revenues	66.8	59.9	11.5%
Data, software, and post-trade revenues (inter-company)	20.2	15.1	33.8%
Total Fenics revenues	87.1	75.1	16.0%

Fenics generated strong year-on-year growth from its rates, foreign exchange, data, and software businesses. Inter-company data, software, and post-trade revenues increased as the enhanced Fenics platform was rolled out to more voice/hybrid desks. Inter-company revenues represent the amount that Fenics charges certain desks for the use of its technology.

[6]

Rates based on volumes for CME interest rates, ICE short-term and medium & L-T interest rates, Deutsche Boerse (Eurex) European interest rate derivatives, and NEX (CME) US Treasury. FX based on volumes for CME spot FX, Refinitiv spot and other FX, and NEX (CME) spot FX.

[7]	See the press release titled “BGC Partners Completes Acquisition of Ed Broking Group Limited” dated February 1, 2019.

Consolidated Expenses from Continuing Operations8

Consolidated Expenses from Continuing Operations (USD millions)	3Q19	3Q18	Change
Compensation and employee benefits under GAAP	$278.5	$221.6	25.7%
Equity-based compensation and allocations of net income to limited partnership units and FPUs	40.3	34.9	15.6%
Non-compensation expenses under GAAP	197.1	153.0	28.8%
Total expenses under GAAP	516.0	409.5	26.0%

Compensation and employee benefits for Adjusted Earnings	277.0	220.7	25.5%
Non-compensation expenses for Adjusted Earnings	159.2	142.5	11.7%
Total expenses for Adjusted Earnings	436.2	363.2	20.1%

The Company’s compensation expenses under Adjusted Earnings increased by 25.5 percent year-on-year, of which 14 percentage points related to acquisitions; 3 percentage points to technology-related expense, primarily for the stand-alone Fenics businesses; and 8 percentage points were associated with increased revenue and BGC’s revenue producers. The growth in the Company’s GAAP non-compensation expenses was mainly driven by the previously mentioned settlement and rents incurred for the build-out phase of BGC’s new UK headquarters. Non-compensation expenses were also impacted by acquisitions, the Company’s increased investment in technology, as well as interest expense on the partial drawdown of the Company’s revolving credit facility.

As the integration of recent acquisitions continues, recently hired brokers and salespeople ramp up production, more voice and hybrid revenue is converted to higher margin fully electronic trading, and as BGC’s new stand-alone Fenics offerings gain further traction, the Company expects revenues to grow faster than expenses and for profitability to improve over time.

Taxes and Noncontrolling Interest from Continuing Operations

Taxes and Noncontrolling Interest from Continuing Operations (USD millions)	3Q19	3Q18	Change
GAAP provision for income taxes	$6.2	$23.0	(73.1)%
Provision for income taxes for Adjusted Earnings	10.1	10.3	(2.0)%
GAAP net income (loss) attributable to noncontrolling interest in subsidiaries	6.1	8.0	(23.5)%
Net income (loss) attributable to noncontrolling interest in subsidiaries for Adjusted Earnings	0.2	3.8	(93.5)%

BGC’s tax rate for Adjusted Earnings from continuing operations for the third quarter of 2019 was 11.5 percent. The year-to-date tax rate of 11.5 percent is consistent with the Company’s full year 2019 outlook of a rate between 11 percent and 12 percent.

Following the Spin-Off of Newmark, BGC’s noncontrolling interest under Adjusted Earnings declined and its fully-diluted share count increased for all subsequent periods, with no impact on earnings or earnings per share. This change in corporate structure represented 20.8 million of the 40.6 million increase in fully diluted spot share count between the third quarter of 2018 and the third quarter of 2019 shown in the following table. 19.8 million of the year-over-year increase in spot share count related to acquisitions and ordinary equity-based compensation. But for the change in BGC’s noncontrolling interest, spot share count would have increased by 4 percent.

[8]

The line item “Equity-based compensation and allocations of net income to limited partnership units and FPUs” is referred to as “equity-based compensation” for purposes of defining the Company’s non-GAAP results. For the third quarters of 2019 and 2018, GAAP equity-based compensation charges included $10.3 million and $20.7 million, respectively, in allocation of net income to limited partnership units and FPUs, which represents certain BGC employees’ pro-rata portion of net income. For the third quarters of 2019 and 2018, these GAAP charges also included $30.1 million and $14.2 million, respectively, in other equity-based compensation. Please see “Adjusted Earnings Defined” for more information on these aforementioned GAAP charges.

Consolidated Share Count from Continuing Operations9

Consolidated Share Count from Continuing Operations (USD millions)	3Q19	3Q18	Change	2Q19
Fully diluted weighted-average share count under GAAP	346.1	437.1	(20.8)%	523.0
Fully diluted weighted-average share count for Adjusted Earnings	528.4	487.6	8.4%	523.0
Fully diluted spot share count under GAAP and Adjusted Earnings	528.4	487.8	8.3%	523.2

BGC’s fully diluted spot share count for both GAAP and Adjusted Earnings at the end of the third quarter of 2019 was 1 percent higher sequentially. The fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted-average share count for Adjusted Earnings in order to avoid anti-dilution in certain periods. This also impacts GAAP net income (loss) from continuing operations for fully diluted shares for those periods. BGC continues to expect its year-end 2019 fully diluted spot share count to be between 2.5 percent and 3.5 percent higher than the 518.8 million fully diluted spot share count at the end of 2018.

Select Balance Sheet Data10

Select Balance Sheet Data (USD millions except per share data)	September 30, 2019	December 31, 2018
Cash and cash equivalents	$414.0	$336.5
Liquidity	472.7	410.9
Notes payable and other borrowings	1,105.5	763.5
Book value per share	2.07	2.28
Total capital	824.1	887.9

BGC closed an offering of $300 million of 3.750 percent senior notes on September 27, 2019.11 BGC used the net proceeds for general corporate purposes, including to pay down its revolving credit facility. The Company had partially drawn down this facility in the first and second quarters of 2019 to finance acquisitions and for general corporate purposes. The bond issuance and repayment of higher-interest revolving debt are together expected to reduce BGC’s interest expense, all else equal. The quarter-end balance sheet figures also reflect cash paid with respect to ordinary movements in working capital and the Company continuing to invest in new revenue-generating hires and businesses.

Outlook

Metric	Guidance	Actual
	4Q19	4Q18
Revenues (USD millions)	$465-505	$466.4
Adjusted Earnings before noncontrolling interest in subsidiaries and taxes (USD millions)	$63-79	$86.3
	FY 2019	FY 2018
Adjusted Earnings Tax Rate (%)	11 to 12%	11.7%
Year-end Fully Diluted Spot Share Count Growth (%)	2.5-3.5%	11.0%

This share count outlook assumes no material acquisitions, buybacks, extraordinary transactions, or meaningful changes to the Company’s stock price.

[9]	“Spot” is used interchangeably with the end-of-period share count.
[10]

The Company considers liquidity to be comprised of the sum of cash and cash equivalents, reverse repurchase agreements (if any), securities owned, and marketable securities, less securities lent out in securities loaned transactions and repurchase agreements (if any). “Cash segregated under regulatory requirements” is not included in liquidity. For more information regarding Liquidity, see the section of this document and/or the Company’s most recent financial results press release titled “Liquidity Analysis from Continuing Operations”, including any footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP. The Company considers liquidity to be an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice. Total capital is defined as redeemable partnership interest, total stockholders' equity and noncontrolling interest in subsidiaries.

[11]

For more information, see the September 30, 2019 press release titled “BGC Completes Offering of $300 Million of 3.750% Senior Notes” and the corresponding Securities and Exchange Commission filing on Form 8-K made on the same date.

BGC Conference Call and Investor Presentation

BGC will host a conference call on the date of this release at 10:00 a.m. ET to discuss these results. A webcast of the call, along with an investor presentation summarizing BGC’s consolidated non-GAAP results, will be accessible via the following:

http://ir.bgcpartners.com (a PDF version with links to supplemental Excel financial tables and an investor presentation)

http://ir.bgcpartners.com/news-releases (a PDF version with links to supplemental Excel financial tables and an investor presentation)

http://bgcpartners.com/category/bgc-releases/ (PDF of the release only)

A listing of minimum system requirements can be found here:

http://event.on24.com/view/help/ehelp.html?text_language_id=en&fh=true&flashconsole=true&ngwebcast=true

A webcast replay of the conference call is expected to be accessible at http://ir.bgcpartners.com within 24 hours of the live call and will be available for 365 days following the call. Additionally, call participants may dial in with the following information:

LIVE CALL

Date - Start Time:	10/24/2019 at 10:00 a.m. ET
U.S. Dial In:	1-844-309-0609
International Dial In:	1-574-990-9937
Passcode:	185-0457

REPLAY

Available From – To:	10/24/2019 1:00 p.m. ET – 10/31/2019 1:00 p.m. ET
U.S. Dial In:	1-855-859-2056
International Dial In:	1-404-537-3406
Passcode:	185-0457

(Note: If clicking on the above links does not open up a new web page, you may need to cut and paste the above URLs into your browser's address bar.)

BGC PARTNERS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands, except per share data)

(unaudited)

	September 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$413,951	$336,535
Cash segregated under regulatory requirements	223,529	80,243
Securities owned	60,398	58,408
Marketable securities	13,220	32,064
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	3,469,098	941,866
Accrued commissions and other receivables, net	535,553	516,091
Loans, forgivable loans and other receivables from employees and partners, net	266,920	216,868
Fixed assets, net	195,380	157,169
Investments	35,969	35,403
Goodwill	552,427	504,646
Other intangible assets, net	308,500	298,779
Receivables from related parties	9,094	7,748
Other assets	464,018	246,937
Total assets	$6,548,057	$3,432,757

Liabilities, Redeemable Partnership Interest, and Equity
Short-term borrowings	$4,803	$5,162
Repurchase agreements	1,895	986
Securities loaned	13,000	15,140
Accrued compensation	216,062	195,234
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	3,299,451	769,833
Payables to related parties	97,836	40,155
Accounts payable, accrued and other liabilities	985,413	754,819
Notes payable and other borrowings	1,105,498	763,548
Total liabilities	5,723,958	2,544,877
Redeemable partnership interest	24,560	24,706

Equity
Stockholders' equity:
Class A common stock, par value $0.01 per share; 750,000 shares authorized; 352,840 and 341,745 shares issued at September 30, 2019 and December 31, 2018, respectively; and 302,315 and 291,475 shares outstanding at
September 30, 2019 and December 31, 2018, respectively	3,528	3,417
Class B common stock, par value $0.01 per share; 150,000 shares authorized;
45,884 shares issued and outstanding at September 30, 2019 and
December 31, 2018, respectively, convertible into Class A common stock	459	459
Additional paid-in capital	2,243,889	2,208,221
Treasury stock, at cost: 50,525 and 50,270 shares of Class A common stock at
September 30, 2019 and December 31, 2018, respectively	(315,308)	(314,240)
Retained deficit	(1,176,741)	(1,105,019)
Accumulated other comprehensive income (loss)	(33,652)	(24,465)
Total stockholders' equity	722,175	768,373
Noncontrolling interest in subsidiaries	77,364	94,801
Total equity	799,539	863,174
Total liabilities, redeemable partnership interest and equity	$6,548,057	$3,432,757

BGC PARTNERS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Commissions	$409,082	$351,969	$1,259,571	$1,138,313
Principal transactions	75,536	73,360	250,198	250,266
Total brokerage revenues	484,618	425,329	1,509,769	1,388,579

Fees from related parties	8,208	6,821	21,224	19,054
Data, software and post-trade	18,364	16,547	55,015	47,016
Interest income	3,976	2,870	15,454	10,485
Other revenues	5,971	4,075	15,613	6,325
Total revenues	521,137	455,642	1,617,075	1,471,459

Expenses:
Compensation and employee benefits	278,544	221,575	856,615	751,672
Equity-based compensation and allocations of net income
to limited partnership units and FPUs	40,330	34,901	96,223	119,892
Total compensation and employee benefits	318,874	256,476	952,838	871,564
Occupancy and equipment	44,709	39,148	135,820	110,660
Fees to related parties	7,123	5,644	16,507	15,577
Professional and consulting fees	21,262	22,329	64,614	60,238
Communications	29,882	29,078	90,267	91,206
Selling and promotion	20,320	16,146	60,213	50,226
Commissions and floor brokerage	15,831	15,082	47,240	44,342
Interest expense	15,258	10,722	43,441	30,118
Other expenses	42,757	14,882	88,537	46,768
Total non-compensation expenses	197,142	153,031	546,639	449,135
Total expenses	516,016	409,507	1,499,477	1,320,699
Other income (losses), net:
Gains (losses) on divestitures and sale of investments	—	—	18,435	—
Gains (losses) on equity method investments	1,530	1,327	3,051	4,962
Other income (loss)	2,095	15,123	23,491	48,015
Total other income (losses), net	3,625	16,450	44,977	52,977

Income (loss) from continuing operations before income taxes	8,746	62,585	162,575	203,737

Provision (benefit) for income taxes	6,186	23,019	51,076	59,140
Consolidated net income (loss) from continuing operations	2,560	39,566	111,499	144,597
Consolidated net income (loss) from discontinued operations	—	122,738	—	165,128
Consolidated net income (loss)	$2,560	$162,304	$111,499	$309,725

Less: Net income (loss) from continuing operations attributable to
noncontrolling interest in subsidiaries	6,089	7,956	39,549	48,988
Less: Net income (loss) from discontinued operations attributable to
noncontrolling interest in subsidiaries	—	34,062	—	46,474

Net income (loss) available to common stockholders	$(3,529)	$120,286	$71,950	$214,263

BGC PARTNERS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Per share data:
Basic earnings (loss) per share from continuing operations
Net income (loss) from continuing operations available to common stockholders	$(3,529)	$31,610	$71,950	$95,609
Basic earnings (loss) per share from continuing operations	$(0.01)	$0.10	$0.21	$0.30
Basic weighted-average shares of common stock outstanding	346,060	327,932	341,940	319,027

Fully diluted earnings (loss) per share from continuing operations
Net income (loss) from continuing operations for fully diluted shares	$(3,529)	$44,708	$108,378	$95,609
Fully diluted earnings (loss) per share from continuing operations	$(0.01)	$0.10	$0.21	$0.30
Fully diluted weighted-average shares of common stock outstanding	346,060	437,087	523,218	320,737

Non-GAAP Financial Measures

This document contains non-GAAP financial measures that differ from the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Non-GAAP financial measures used by the Company include “Adjusted Earnings before noncontrolling interests and taxes”, which is used interchangeably with “pre-tax Adjusted Earnings”; “Post-tax Adjusted Earnings to fully diluted shareholders”, which is used interchangeably with “post-tax Adjusted Earnings”; “Adjusted EBITDA”; and “Liquidity”. The definitions of these terms are below.

Adjusted Earnings Defined

BGC uses non-GAAP financial measures, including “Adjusted Earnings before noncontrolling interests and taxes” and “Post-tax Adjusted Earnings to fully diluted shareholders”, which are supplemental measures of operating results used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers when managing its business.

As compared with “Income (loss) from continuing operations before income taxes” and “Net income (loss) from continuing operations for fully diluted shares”, both prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary results of BGC. Adjusted Earnings is calculated by taking the most comparable GAAP measures and making adjustments for certain items with respect to compensation expenses, non-compensation expenses, and other income, as discussed below.

Calculations of Compensation Adjustments for Adjusted Earnings and Adjusted EBITDA

The Company’s Adjusted Earnings and Adjusted EBITDA measures exclude all GAAP charges included in the line item “Equity-based compensation and allocations of net income to limited partnership units and FPUs” (or “equity-based compensation” for purposes of defining the Company’s non-GAAP results) as recorded on the Company’s GAAP Consolidated Statements of Operations and GAAP Consolidated Statements of Cash Flows. These GAAP equity-based compensation charges reflect the following items:

*

Charges with respect to grants of exchangeability, which reflect the right of holders of limited partnership units with no capital accounts, such as LPUs and PSUs, to exchange these units into shares of common stock, or into partnership units with capital accounts, such as HDUs, as well as cash paid with respect to taxes withheld or expected to be owed by the unit holder upon such exchange. The withholding taxes related to the exchange of certain non-exchangeable units without a capital account into either common shares or units with a capital account may be funded by the redemption of preferred units such as PPSUs.

*

Charges with respect to preferred units. Any preferred units would not be included in the Company’s fully diluted share count because they cannot be made exchangeable into shares of common stock and are entitled only to a fixed distribution. Preferred units are granted in connection with the grant of certain limited partnership units that may be granted exchangeability at ratios designed to cover any withholding taxes expected to be paid by the unit holder upon exchange. This is an alternative to the common practice among public companies of issuing the gross amount of shares to employees, subject to cashless withholding of shares, to pay applicable withholding taxes.

*

GAAP equity-based compensation charges with respect to the grant of an offsetting amount of common stock or partnership units with capital accounts in connection with the redemption of non-exchangeable units, including PSUs and LPUs.

*	Charges related to amortization of RSUs and limited partnership units.
*	Charges related to grants of equity awards, including common stock or partnership units with capital accounts.
*	Allocations of net income to limited partnership units and FPUs. Such allocations represent the pro-rata portion of post-tax GAAP earnings available to such unit holders.

The amount of certain quarterly equity-based compensation charges are based upon the Company’s estimate of such expected charges during the annual period, as described further below under “Methodology for Calculating Adjusted Earnings Taxes.”

Virtually all of BGC’s key executives and producers have equity or partnership stakes in the Company and its subsidiaries and generally receive deferred equity or limited partnership units as part of their compensation. A significant percentage of BGC’s fully diluted shares are owned by its executives, partners and employees. The Company issues limited partnership units as well as other forms of equity-based compensation, including grants of exchangeability into shares of common stock, to provide liquidity to its employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.

All share equivalents that are part of the Company’s equity-based compensation program, including REUs, PSUs, LPUs, HDUs, and other units that may be made exchangeable into common stock, as well as RSUs (which are recorded using the treasury stock method), are included in the fully diluted share count when issued or at the beginning of the subsequent quarter after the date of grant. Generally, limited partnership units other than preferred units are expected to be paid a pro-rata distribution based on BGC’s calculation of Adjusted Earnings per fully diluted share.

Compensation charges are also adjusted for certain other non-cash items, including those related to the amortization of GFI employee forgivable loans granted prior to the closing of the January 11, 2016 back-end merger with GFI.

Calculation of Non-Compensation Adjustments for Adjusted Earnings

Adjusted Earnings calculations may also exclude items such as:

*	Non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions;
*	Acquisition related costs;
*	Certain rent charges;
*	Non-cash GAAP asset impairment charges; and
*	Various other GAAP items that management views as not reflective of the Company’s underlying performance.

Calculation of Adjustments for Other (income) losses for Adjusted Earnings

Adjusted Earnings calculations also exclude certain other non-cash, non-dilutive, and/or non-economic items, which may, in some periods, include:

*	Gains or losses on divestitures;
*	Fair value adjustment of investments;
*	Certain other GAAP items, including gains or losses related to BGC's investments accounted for under the equity method; and
*	Any unusual, one-time, non-ordinary, or non-recurring gains or losses.

Methodology for Calculating Adjusted Earnings Taxes

Although Adjusted Earnings are calculated on a pre-tax basis, BGC also reports post-tax Adjusted Earnings to fully diluted shareholders. The Company defines post-tax Adjusted Earnings to fully diluted shareholders as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and net income (loss) attributable to noncontrolling interest for Adjusted Earnings.

The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from continuing operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected equity-based compensation during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.

To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include charges with respect to equity-based compensation; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; and certain charges related to tax goodwill amortization. These adjustments may also reflect timing and measurement differences, including treatment of employee loans; changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange; variations in the value of certain deferred tax assets; and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.

After application of these adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates to determine its non-GAAP tax provision. BGC views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.

Generally, the most significant factor affecting this non-GAAP tax provision is the amount of charges relating to equity-based compensation. Because the charges relating to equity-based compensation are deductible in accordance with applicable tax laws, increases in such charges have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.

BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC is expected to operate principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.

Calculations of Pre- and Post-Tax Adjusted Earnings per Share

BGC’s pre- and post-tax Adjusted Earnings per share calculations assume either that:

*	The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive; or
*	The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax.

The share count for Adjusted Earnings excludes certain shares and share equivalents expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to BGC’s stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax Adjusted Earnings per share. BGC may also pay a pro-rata distribution of net income to limited partnership units, as well as to Cantor for its noncontrolling interest. The amount of this net income, and therefore of these payments per unit, would be determined using the above definition of Adjusted Earnings per share on a pre-tax basis.

The declaration, payment, timing and amount of any future dividends payable by the Company will be at the discretion of its Board of Directors using the fully diluted share count. For more information on any share count adjustments, see the table titled “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings from Continuing Operations”.

Management Rationale for Using Adjusted Earnings

BGC’s calculation of Adjusted Earnings excludes the items discussed above because the Company views doing so as a better reflection of BGC’s ongoing operations. Management uses Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the Company’s business, to make decisions with respect to the Company’s operations, and to determine the amount of dividends payable to common stockholders and distributions payable to holders of limited partnership units. Dividends payable to common stockholders and distributions payable to holders of limited partnership units are included within “Dividends to stockholders” and “Earnings distributions to limited partnership interests and noncontrolling interests,” respectively, in our unaudited, condensed, consolidated statements of cash flows.

The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity, or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that the GAAP and Adjusted Earnings measures of financial performance should be considered together.

For more information regarding Adjusted Earnings, see the sections of this document and/or the Company’s most recent financial results press release titled “Reconciliation of GAAP Income (Loss) from Continuing Operations before Income Taxes to Adjusted Earnings from Continuing Operations and GAAP Fully Diluted EPS from Continuing Operations to Post-Tax Adjusted EPS from Continuing Operations”, including the related footnotes, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.

Adjusted EBITDA Defined

BGC also provides an additional non-GAAP financial performance measure, “Adjusted EBITDA”, which it defines as GAAP “Net income (loss) from continuing operations available to common stockholders”, adjusted to add back the following items:

*	Provision (benefit) for income taxes;
*	Net income (loss) from continuing operations attributable to noncontrolling interest in subsidiaries;
*	Interest expense;
*	Fixed asset depreciation and intangible asset amortization;
*	Equity-based compensation and allocations of net income to limited partnership units and FPUs;
*	Impairment of long-lived assets;
*	(Gains) losses on equity method investments; and
*	Certain other non-cash GAAP items, such as non-cash charges of amortized rents incurred by the Company for its new UK based headquarters.

The Company’s management believes that its Adjusted EBITDA measure is useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses this measure to evaluate operating performance and for other discretionary purposes. BGC believes that Adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.

Since BGC’s Adjusted EBITDA is not a recognized measurement under GAAP, investors should use this measure in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow or GAAP cash flow from operations because the Company’s Adjusted EBITDA does not consider certain cash requirements, such as tax and debt service payments.

For more information regarding Adjusted EBITDA, see the section of this document and/or the Company’s most recent financial results press release titled “Reconciliation of GAAP Income (Loss) from Continuing Operations Available to Common Stockholders to Adjusted EBITDA from Continuing Operations”, including the footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.

Timing of Outlook for Certain GAAP and Non-GAAP Items

BGC anticipates providing forward-looking guidance for GAAP revenues and for certain non-GAAP measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings and/or Adjusted EBITDA, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible for it to have the required information necessary to forecast GAAP results or to quantitatively reconcile GAAP forecasts to non-GAAP forecasts with sufficient precision without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The relevant items that are difficult to predict on a quarterly and/or annual basis with precision and may materially impact the Company’s GAAP results include, but are not limited, to the following:

*	Certain equity-based compensation charges that may be determined at the discretion of management throughout and up to the period-end;
*	Unusual, one-time, non-ordinary, or non-recurring items;
*

The impact of gains or losses on certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging. These items are calculated using period-end closing prices;

*	Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end;
*	Acquisitions, dispositions and/or resolutions of litigation, which are fluid and unpredictable in nature.

Liquidity Defined

BGC may also use a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents, reverse repurchase agreements (if any), securities owned, and marketable securities, less securities lent out in securities loaned transactions and repurchase agreements (if any). The Company considers liquidity to be an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.

For more information regarding Liquidity, see the section of this document and/or the Company’s most recent financial results press release titled “Liquidity Analysis from Continuing Operations”, including any footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.

BGC PARTNERS, INC.

RECONCILIATION OF GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS AND GAAP FULLY DILUTED EPS FROM CONTINUING OPERATIONS TO POST-TAX ADJUSTED EPS FROM CONTINUING OPERATIONS

(in thousands, except per share data)

(unaudited)

	Q3 2019	Q3 2018
GAAP income (loss) from continuing operations before income taxes	$8,746	$62,585

Pre-tax adjustments:
Compensation adjustments:
Equity-based compensation and allocations of net income to
limited partnership units and FPUs (1)	40,330	34,901
Other Compensation charges (2)	1,531	922
Total Compensation adjustments	41,861	35,823

Non-compensation adjustments:
Amortization of intangibles (3)	7,572	6,156
Acquisition related costs	197	1,535
Certain rent charges (4)	1,875	—
Impairment charges	354	475
Other (5)	28,000	2,357
Total non-compensation adjustments	37,998	10,523

Other income (losses), net adjustments:
Fair value adjustment of investments (6)	25	(18,428)
Other net (gains) losses (7)	(970)	(1,030)
Total other income (losses), net adjustments	(945)	(19,458)

Total pre-tax adjustments	78,914	26,888

Adjusted Earnings from continuing operations before noncontrolling
interest in subsidiaries and taxes	$87,660	$89,473

GAAP net income (loss) from continuing operations available to common stockholders	$(3,529)	$31,610
Allocation of net income (loss) from continuing operations to
non-controlling interest in subsidiaries (8)	5,839	4,124
Total pre-tax adjustments (from above)	78,912	26,888
Income tax adjustment to reflect Adjusted Earnings taxes (9)	(3,895)	12,731

Post-tax Adjusted Earnings from continuing operations	$77,327	$75,353

Per Share Data

GAAP fully diluted earnings (loss) per share from continuing operations	$(0.01)	$0.10
Less: Allocations of net income (loss) from continuing operations to limited
partnership units, FPUs, and noncontrolling interest in subsidiaries, net of tax	0.01	(0.03)
Total pre-tax adjustments (from above)	0.15	0.06
Income tax adjustment to reflect Adjusted Earnings taxes	(0.01)	0.03
Post-tax Adjusted Earnings per share from continuing operations	$0.15	$0.15
Fully diluted weighted-average shares of common stock outstanding	528,396	487,636

Dividends declared per share of common stock	$0.14	$0.18
Dividends declared and paid per share of common stock	$0.14	$0.18

Please see footnotes to this table on the next page.

(1) GAAP equity-based compensation charges in the third quarter of 2019 include $10.3 million of allocations of net income to limited partnership units and FPUs. Such charges represent certain BGC employees’ pro-rata portion of net income. In the third quarter of 2018, the comparable GAAP expense was $20.7 million. In the third quarters of 2019 and 2018, GAAP compensation charges included an additional $30.1 million and $14.2 million, respectively, in other charges relating to equity-based compensation.

(2) In the third quarters of 2019 and 2018, GAAP expenses included non-cash charges of $0.1 million and $0.9 million, respectively, related to the amortization of GFI employee forgivable loans granted prior to the closing of the January 11, 2016 back-end merger with GFI. GAAP expenses in the third quarter of 2019 also included certain acquisition-related compensation expenses of $1.4 million.

(3) Includes non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions.

(4) Includes certain rent charges incurred by the Company during the build-out phase of the Company’s new UK based headquarters.

(5) Includes various other GAAP items. Adjusted Earnings for the third quarter of 2019 exclude the impact of certain GAAP charges recorded as part of “Other expenses”, primarily related to litigation matters such as the Company’s settlement with the Commodity Futures Trading Commission and the New York Attorney General’s Office. This is consistent with BGC’s normal practice of excluding certain GAAP gains and charges from Adjusted Earnings that management believes do not best reflect the ordinary results of the Company, including with respect to acquisitions, dispositions, and/or resolutions of litigation.

(6) Includes non-cash gains of $18.4 million, related to fair value adjustments of investments held by BGC in the third quarter of 2018.

(7) For the third quarters of 2019 and 2018, includes non-cash gains of $1.7 million and $1.6 million, respectively, related to BGC's investments accounted for under the equity method. Also includes net losses of $0.7 million and $0.6 million for various other GAAP items for the third quarters of 2019 and 2018, respectively.

(8) Primarily represents Cantor's pro-rata portion of net income.

(9) BGC's GAAP provision for income taxes is calculated based on annualized methodology. The Company's GAAP provision for income taxes was $6.2 million and $23.0 million for the third quarters of 2019 and 2018, respectively. The Company includes additional tax-deductible items when calculating the provision for taxes with respect to Adjusted Earnings using an annualized methodology. These include tax-deductions related to equity-based compensation with respect to limited partnership unit exchange, employee loan amortization, and certain net-operating loss carryforwards. The non-GAAP provision for income taxes was adjusted $3.9 million and ($12.7) million for the third quarters of 2019 and 2018, respectively. As a result, the provision for income taxes with respect to Adjusted Earnings was $10.1 million and $10.3 million for the third quarters of 2019 and 2018, respectively. The calculation of taxes for Adjusted Earnings excluded the effect of the 2017 U.S. Tax Cuts and Jobs Act.

Note: Certain numbers may not add due to rounding.

BGC PARTNERS, INC.

FULLY DILUTED WEIGHTED-AVERAGE SHARE COUNT

UNDER GAAP AND FOR ADJUSTED EARNINGS FROM CONTINUING OPERATIONS

(in thousands)

(unaudited)

	Q3 2019	Q3 2018

Common stock outstanding	346,060	327,932
Limited partnership units	—	95,406
Founding partner units	—	12,149
RSUs	—	301
Other	—	1,300
Fully diluted weighted-average share count under GAAP continuing operations	346,060	437,087

Non-GAAP Adjustments:
Limited partnership units	115,730	—
Cantor units	52,363	50,549
Founding partner units	12,420	—
RSUs	502	—
Other	1,321	—

Fully diluted weighted-average share count for Adjusted Earnings for continuing operations (1)	528,396	487,636

1) Following the Spin-Off of Newmark on November 30, 2018, BGC’s noncontrolling interest in subsidiaries declined and its fully-diluted share count increased for all subsequent periods, with no impact on earnings or earnings per share.

BGC PARTNERS, INC.

LIQUIDITY ANALYSIS FROM CONTINUING OPERATIONS

(in thousands)

(unaudited)

	September 30, 2019	December 31, 2018

Cash and cash equivalents	$413,951	$336,535
Repurchase agreements	(1,895)	(986)
Securities owned	60,398	58,408
Marketable securities (1)	220	16,924
Total liquidity	$472,674	$410,881

(1) As of September 30, 2019 and December 31, 2018, $13.0 million and $15.1 million, respectively, of Marketable securities on our balance sheet were lent out in Securities loaned transactions and therefore are not included as part of our Liquidity Analysis.

BGC PARTNERS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS AVAILABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS

(in thousands)

(unaudited)

	Q3 2019	Q3 2018
GAAP net income (loss) from continuing operations available to common stockholders	$(3,529)	$31,610

Add back:

Provision (benefit) for income taxes	6,186	23,019

Net income (loss) from continuing operations attributable to noncontrolling interest in subsidiaries (1)	6,089	7,956

Interest expense	15,258	10,722

Fixed asset depreciation and intangible asset amortization	20,176	18,000

Equity-based compensation and allocations of net income to limited partnership units and FPUs (2)	40,330	34,901

Impairment of long-lived assets	354	432

(Gains) losses on equity method investments (3)	(1,530)	(1,326)

Other non-cash GAAP items (4)	909	—

Adjusted EBITDA from continuing operations (5)	$84,243	$125,314

(1) Primarily represents Cantor's pro-rata portion of net income.

(2) Represents BGC employees' pro-rata portion of net income and non-cash and non-dilutive charges relating to equity-based compensation.

(3) Non-cash gains related to BGC's investments accounted for under the equity method.

(4) Non-cash charges of amortized rents incurred by the Company during the build-out phase of the Company’s new UK based headquarters.

(5) Adjusted EBITDA for the third quarter of 2019 reflects the impact of $28 million in GAAP charges recorded as part of “Other expenses”, primarily related to litigation matters with respect to the Company’s recent settlement with the Commodity Futures Trading Commission and the New York Attorney General’s Office. Adjusted EBITDA in the third quarter of 2018 included a GAAP non-cash gain of $17.8 million related to a fair value adjustment of an investment held by BGC that was included as part of “Other income (losses), net”. Excluding these GAAP items from both quarters, Adjusted EBITDA for the third quarter of 2019 would have increased by approximately 4 percent year-on-year.

BGC Partners, Inc. Quarterly and Annual Market Activity Report

The following table provides certain volume and transaction count information on BGC Partners’ fully electronic system for the periods indicated.

				% Change	% Change
	3Q18	2Q19	3Q19	Q3'19 vs. Q3'18	Q3'19 vs. Q2'19
Notional Volume (in $US billions)
Fully Electronic Rates	2,476	3,118	3,693	49.1%	18.4%
Fully Electronic FX	2,410	2,269	2,366	(1.8%)	4.3%
Fully Electronic Credit	494	432	375	(24.1%)	(13.3%)
Fully Electronic Equities & Other	2	6	19	NMF	214.2%
Total Fully Electronic Volume	5,381	5,825	6,452	19.9%	10.8%

HYBRID
Total Hybrid Volume	70,739	66,619	73,485	3.9%	10.3%
Total Hybrid & Fully Electronic Volume	76,120	72,444	79,937	5.0%	10.3%

Transaction Count
Fully Electronic Rates	207,433	421,270	646,182	211.5%	53.4%
Fully Electronic FX	2,273,171	2,374,249	2,476,005	8.9%	4.3%
Fully Electronic Credit	65,366	59,415	52,306	(20.0%)	(12.0%)
Fully Electronic Equities & Other	1,084	1,152	1,417	30.7%	23.0%
Total Fully Electronic Transactions	2,547,054	2,856,086	3,175,910	24.7%	11.2%

HYBRID
Total Hybrid Transactions	1,120,936	1,282,840	1,265,575	12.9%	(1.3%)
Total Hybrid and Fully Electronic Transactions	3,667,990	4,138,926	4,441,485	21.1%	7.3%

Trading Days	63	63	64

Note: “Hybrid” is defined as transactions involving some element of electronic trading but executed by BGC's brokers, exclusive of voice-only transactions. “Fully Electronic” involves customer-to-customer trades, free from broker execution. Certain information may have been recast with current estimates to reflect changes in reporting methodology. Such revisions have no impact on the Company’s revenues or earnings.

Other Items of Note

Unless otherwise stated, all results provided in this document compare the third quarter of 2019 with the year-earlier periods. Certain reclassifications may have been made to previously reported amounts to conform to the current presentation and to show results on a consistent basis across periods. With the exception of reporting Newmark as a discontinued operation and the previously announced new non-GAAP presentation, any such reclassifications would have had no impact on consolidated revenues or earnings under GAAP and would leave consolidated pre- and post-tax Adjusted Earnings for the prior periods essentially unchanged all else being equal. Certain numbers and percentage changes listed throughout this document may not sum due to rounding.

“Cash segregated under regulatory requirements” on the balance sheet increased from year-end 2018 mainly due to the acquisition of Ed Broking Group.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This standard requires lessees to recognize a right-of-use (“ROU”) asset and lease liability for all leases with terms of more than 12 months. Recognition, measurement and presentation of expenses will depend on classification as a finance or operating lease. The amendments also require certain quantitative and qualitative disclosures. These impacts were approximately $168.3 million and $186.2 million in Total Assets and Total Liabilities, respectively, as of September 30, 2019. For additional information regarding the adoption of ASC 842, please see the section titled “New Accounting Pronouncements” in BGC’s Annual Reports on Form 10-K as filed with the Securities and Exchange Commission.

Newmark Spin-Off

The Spin-Off included the shares of Newmark Class A and Class B common stock owned by BGC, as well as the shares of Newmark common stock into which the limited partnership units of Newmark Holdings, L.P. and Newmark Partners, L.P. owned by BGC were exchanged prior to and in connection with the Spin-Off. For more information, see the press release titled “BGC Partners Announces Completion of Spin-Off of Newmark” dated November 30, 2018, and the related filing on Form 8-K filed before market open on December 6, 2018. Unless otherwise stated, all the tables and financial results in this document through the Outlook section reflect continuing operations of BGC and will not match the results and tables in the Company’s press release for the third quarter of 2018 dated October 25, 2018. The financial results from continuing operations of BGC do not present a distinct corporate segment and are generally comparable to the stand-alone results for BGC Partners excluding Newmark Group, referred to as “post-spin BGC” in previous documents. Post-spin BGC represented what BGC financial results would have been had the Spin-Off of Newmark occurred prior to the Distribution date of November 30, 2018. Post-spin BGC can also be defined as the results for BGC’s Financial Services segment plus its pro-rata portion of corporate items.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage and financial technology company. BGC’s offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through brands including Fenics, BGC Trader, Capitalab, Lucera, and Fenics Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates.

BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC’s Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol “BGCP”. BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit

http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners and/or http://ir.bgcpartners.com/Investors/default.aspx.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Media Contact:

Karen Laureano-Rikardsen
+1 212-829-4975

Investor Contact:
Ujjal Basu Roy or Jason McGruder
+1 212-610-2426